Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-3 Nos. 333-103267, 333-103267-01, 333-103267-02,
333-103267-03) and in the related Prospectus Supplement of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. of our report dated September 16, 2003, except for the last paragraph of Note 2 as to which the date is October 8, 2003, with respect to the consolidated financial statements of Blue Rhino Corporation for the year ended July 31, 2003, included in this Current Report (Form 8-K) dated April 22, 2004.

We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (Form S-4 to S-1 No. 33-55185) of Ferrellgas Partners, L.P. and in the related Prospectus of our report dated September 16, 2003, except for the last paragraph of Note 2 as to which the date is October 8, 2003, with respect to the consolidated financial statements of Blue Rhino Corporation included in this Current Report (Form 8-K) dated April 22, 2004.

We also consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statements (Form S-8 Nos. 333-87633 and 333-84344) of Ferrellgas Partners, L.P. of our report dated September 16, 2003, except for the last paragraph of Note 2 as to which the date is October 8, 2003, with respect to the consolidated financial statements of Blue Rhino Corporation included in this Current Report (Form 8-K) dated April 22, 2004.



/s/ Ernst & Young LLP
Greensboro, North Carolina
April 20, 2004